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                                                                    EXHIBIT 4.11

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                             STOCK PURCHASE WARRANT

             THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF STOCK
         ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
           OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION
         FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR
                      REGULATIONS PROMULGATED THEREUNDER

           WARRANT TO PURCHASE 50,000 SHARES OF CLASS A COMMON STOCK
                              AS DESCRIBED HEREIN



Issue Date: November 7, 1996.
Expiration Date: November 7, 2001.


     This certifies that, for value received, FortuNet, Inc. and permitted successors and assigns ("HOLDER") is entitled to purchase from Interactive Flight Technologies, Inc., a Delaware corporation, (the "COMPANY") up to and including 50,000 fully paid and nonassessable shares (the "NUMBER OF SHARES") of the Class A Common Stock of the Company, $.01 par value (the "COMMON STOCK"), on the terms set forth herein at an exercise price of $10.75 per share (the "PURCHASE PRICE"). The Number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.

1.   EXERCISE.
     --------

     1.1  TIME FOR EXERCISE.  This Warrant may be exercised in whole or in part
          -----------------
at any time, and from time to time, during the period commencing on the date of this Warrant and expiring on November 7, 2001.

     1.2  MANNER OF EXERCISE.  This Warrant shall be exercised by delivering it
          ------------------
to the Company with the exercise form duly completed and signed, specifying the number of shares as to which the Warrant is being exercised at that time (the "EXERCISE NUMBER"). The Holder shall simultaneously deliver to the Company cash or a certified check in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of shares of Common Stock.

     1.3  EFFECTIVE DATE OF EXERCISE.  Promptly (but in any case within 10
          --------------------------
business days) after any exercise, the Company shall deliver to the Holder (i) duly executed

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certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise, and (ii) if this Warrant is exercised only in part, a new Warrant of like tenor exercisable for the balance of the Number of Shares. Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.2 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.   TRANSFER OF WARRANTS AND STOCK.
     ------------------------------

     2.1  TRANSFER RESTRICTIONS.  Neither this Warrant nor the securities
          ---------------------
issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended, and any applicable state securities laws. The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of this condition only, this Warrant shall be freely transferable by the Holder.

     2.2  MANNER OF TRANSFER.  Upon delivery of this Warrant to the Company with
          ------------------
the assignment form duly completed and signed, the Company will promptly (but in any case within 10 business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the Number of Shares of the original Warrant. The Company may decline to proceed with any partial transfer if any new Warrant would represent the right to purchase fewer than 1,000 shares of Common Stock (such number to be adjusted as provided in Section 4). If this Warrant is properly assigned in compliance with this Section 2, it may be exercised by an assignee without having a new Warrant issued.

     2.3  LOSS, DESTRUCTION OF WARRANT CERTIFICATES.  Upon receipt of (i)
          -----------------------------------------
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will promptly (but in any case within 10 business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.   COST OF ISSUANCES.  The Company shall pay all expenses, transfer taxes and
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other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (a) any issuance of certificates in any name other than the name of the Holder, or (b) any transfer of the Warrant. The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

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4.   ANTI-DILUTION PROVISIONS.  If any of the following events occur at any time
     ------------------------
hereafter during the life of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

     4.1  STOCK SPLITS AND DIVIDENDS.  If at any time (i) the outstanding shares
          --------------------------
of Common Stock are subdivided into a greater number of shares, or a stock dividend is declared on the Common Stock, then the Purchase Price will be reduced proportionately and the Number of Shares will be increased proportionately, or (ii) the outstanding Common Stock is consolidated into a small number of shares, then the Purchase Price will be increased proportionately and the Number of Shares will be reduced proportionately.

     4.2  EFFECT OF REORGANIZATION AND ASSET SALES.  If any (i) reorganization
          ----------------------------------------
or reclassification of the Common Stock, (ii) consolidation or merger of the Company with or into another corporation, (iii) sale of all or substantially all of its operating assets to another corporation, or (iv) sale of the Company substantially as a going concern followed by a liquidation of the Company (any such occurrence shall be an "EVENT"), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, then upon exercise of this Warrant the Holder will have the right to receive the shares of stock, securities or assets which they would have received if such rights had been fully exercised as of the record date for such Event. The Company will not effect any Event unless prior to or simultaneously with its consummation the successor corporation resulting from the consolidation or merger (if other than the Company), or the corporation purchasing the Company's assets, assumes the performance of the Company's obligations under this Warrant (as appropriately adjusted to reflect such consolidation, merger or sale such that the Holder's rights under this Warrant remain, as nearly as practicable, unchanged) by a binding written instrument.

     4.3  OTHER SECURITIES ADJUSTMENTS.  If as a result of this Section 4, a
          ----------------------------
Holder is entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Common Stock. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the Holder became entitled to receive new securities, and a copy sent to the Holder.

     4.4  NOTICES.
          -------

          4.4.1  NOTICE OF ADJUSTMENTS.  When any adjustment is required to be
                 ---------------------
made under this Section 4, the Company shall promptly (i) determine such adjustments, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (iii) cause a copy of such statement, together with any

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agreement required by paragraph 4.3, to be mailed to the Holder within 10 days after the date on which the circumstances giving rise to such adjustment occurred.

          4.4.2  NOTICE OF EVENTS.  If at any time (i) the Company declares any
                 ----------------
dividends on the Common Stock payable in securities, (ii) any Event is expected to occur, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give the Holder at least thirty (30) but not more than ninety (90) days written notice of the date on which the books of the Company will close or upon which a record will be taken with regard to such occurrence. Such notice will also specify the date as of which the holders of the Common Stock will participate in the dividend or will be entitled to exchange their shares for securities or other property. The notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote or determination of shareholders or of any governmental agency.

     4.5  COMPUTATIONS AND ADJUSTMENTS.  Upon each computation of an adjustment
          ----------------------------
under this Section 4, the Purchase Price shall be computed to the nearest cent and the Number of Shares shall be calculated to the next lowest whole share. However, the fractional amount shall be used in calculating any future adjustments. No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the Market Value of the Common Stock on the date of exercise. Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the Number of Shares. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing all the Warrants to which the Holder is entitled after such adjustments.

     4.6  EXERCISE BEFORE PAYMENT DATE.  In the event that this Warrant is
          ----------------------------
exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer the adjusted amount to the Holder until the actual event occurs; provided, however, that the Company shall deliver a Due Bill or other appropriate instrument to the Holder transferrable to the same extent as the other Securities issuable on exercise evidencing the Holder's right to receive such additional amount upon the occurrence of the event requiring such adjustment.

     4.7  MARKET VALUE. "MARKET VALUE" for the Common Stock on any given date
          ------------
means (i) the average closing price for the prior ten trading days for the Common Stock on the principal stock exchange on which the Common Stock is traded or (ii) if not so traded, the closing price (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if the Common Stock is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties.

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5.   COVENANTS.  The Company agrees that:
     ---------

     5.1  RESERVATION OF STOCK.  During the period in which this Warrant may be
          --------------------
exercised, the Company will reserve sufficient authorized but unissued securities to enable it to satisfy its obligations on exercise of this Warrant. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

     5.2  NO LIENS, ETC.  All securities that may be issued upon exercise of
          -------------
this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges on which that class of securities is listed;

     5.3  FURNISH INFORMATION.  The Company will promptly deliver to the Holder
          -------------------
copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally; and

     5.4  STOCK AND WARRANT TRANSFER BOOKS.  Except upon dissolution,
          --------------------------------
liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

6.   STATUS OF HOLDER.
     ----------------

     6.1  NOT A STOCKHOLDER.  Unless the Holder exercises this Warrant in
          -----------------
writing, the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant.

     6.2  LIMITATION OF LIABILITY.  Unless the Holder exercises this Warrant in
          -----------------------
writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Purchase Price or as a stockholder of the Company, whether to the Company or its creditors.

7.   GENERAL PROVISIONS.
     ------------------

     7.1  COMPLETE AGREEMENT; MODIFICATIONS.  This Warrant and any documents
          ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

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     7.2  COOPERATION.  Each party hereto agrees to execute any and all further
          -----------
documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

     7.3  NOTICES.  All notices under this Warrant shall be in writing and shall
          -------
be delivered by personal service or telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

          (i)      If to the Company:

                   Interactive Flight Technologies, Inc.
                   4041 N. Central Avenue, Suite 2000
                   Phoenix, Arizona 85012
                   Attention:  Michail Itkis, Chief Executive Officer

         (ii)      If to Holder:

                   FortuNet, Inc.
                   2620 S. Highland Drive
                   Las Vegas, Nevada 89109
                   Attention:  Yuri Itkis, Director

     Any notice sent by certified mail shall be deemed to have been given three
(3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     7.4  NO THIRD-PARTY BENEFITS; SUCCESSORS AND ASSIGNS.  None of the
          -----------------------------------------------
provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     7.5  GOVERNING LAW.  This Warrant concerns a Delaware corporation, and all
          -------------
questions with respect to the Warrant and the rights and liabilities of the parties will be governed by the laws of Delaware regardless of the choice of law provisions of Delaware or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Warrant not covered by arbitration will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Warrant and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

     7.6  WAIVERS STRICTLY CONSTRUED.  With regard to any power, remedy or right
          --------------------------
provided herein or otherwise available to any party hereunder (i) no waiver or extension

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of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     7.7  SEVERABILITY.  The validity, legality or enforceability of the
          ------------
remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     7.8  ATTORNEYS' FEES.  Should any litigation or arbitration be commenced
          ---------------
(including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provisions of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of November 7, 1996.


                              INTERACTIVE FLIGHT TECHNOLOGIES, INC.



                              By:_____________________________
                                    Michail Itkis
                                    Chief Executive Officer


Attest:



By:_______________________________
     Lauren Snopkowski, Secretary

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                                ASSIGNMENT FORM
                                ---------------


     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below the rights to purchase ___ of the Number of Shares under this Warrant, together with all rights, title and interest therein. The rights to purchase the remaining Number of Shares shall remain the property of the undersigned.

Dated: _______________
                               [NAME OF HOLDER]


                               By:_____________________________
                                            Signature

                               Name:__________________________
                                          (Please Print)

                               Address:________________________
                                       ________________________
                                       ________________________

                              Employer Identification Number,
                              Social Security Number or other
                              identifying number: _______________

TRANSFEREE:


Name: _________________________
           (Please Print)

Address:_______________________
        _______________________
        _______________________

Employer Identification Number,
Social Security Number or other
identifying number:_______________

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                                 EXERCISE FORM
                                 -------------

                                 To Be Executed
                            Upon Exercise of Warrant


     The undersigned hereby exercises the Warrant with regard to _____________ shares of Common Stock and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares and the Warrant for any unexercised portion of this Warrant be issued to the Holder.

Dated: __________________
                               [NAME OF HOLDER]


                               By:_____________________________
                                            Signature

                               Name:__________________________
                                         (Please Print)

                               Address:________________________
                                       ________________________
                                       ________________________

                               Employer Identification Number,
                               Social Security Number or other
                               identifying number: _______________

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